UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
UCBH Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

555 Montgomery Street
San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

SIGNATURES

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
At a regular meeting of the Boards of Directors of UCBH Holdings, Inc. (the “Company”) and United Commercial Bank (the “Bank”) held on January 26, 2006, Mr. Michael Tun Zan announced that he will retire from the Boards of Directors of the Company and the Bank when his term expires at the Company’s and the Bank’s next Annual Meeting of Stockholders, currently scheduled for May 18, 2006. Mr. Tun Zan served as Lead Director of the Boards of Directors of the Company and the Bank from January 1, 2005 to December 31, 2005. Mr. Tun Zan is currently Chairman of the Investment Committee, a member of the Audit Committee, and a member of the Boards of Directors of the Company and the Bank.
The Boards of Directors of the Company and the Bank designated Mr. Joseph J. Jou as the Lead Director for a term of one (1) year expiring on December 31, 2006, subject to rotation or as otherwise determined by the respective Boards. Mr. Jou was previously appointed as a director of the Company and the Bank on July 16, 2003.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCBH HOLDINGS, INC.
Date: February 1, 2006	By:	/s/ Dennis Wu
Dennis Wu
Executive Vice President and Chief Financial Officer